UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 21, 2025

FS CREDIT OPPORTUNITIES CORP.

(Exact name of Registrant as specified in its charter)

Maryland	811-22802	46-1882356
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

201 Rouse Boulevard Philadelphia, Pennsylvania	19112
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 495-1150

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	FSCO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐   Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

On October 21, 2025, FS Credit Opportunities Corp. (the “Company”) completed the issuance of 50,000 shares of its 5.106% Term Preferred Shares, Series 2028, with a liquidation preference of $1,000 per share (the “Series 2028 Term Preferred Shares”) and 150,000 shares of its 5.481% Term Preferred Shares, Series 2030, with a liquidation preference of $1,000 per share (the “Series 2030 Term Preferred Shares”, and together with the Series 2028 Term Preferred Shares, the “Term Preferred Shares”). FS Investment Solutions, LLC served as placement agent in connection with the issuance of the Term Preferred Shares.

The Term Preferred Shares were sold to qualified institutional buyers pursuant to Rule 4(a)(2) under the Securities Act of 1933, as amended. The Series 2028 Term Preferred Shares were sold in accordance with the terms of a Subscription Agreement, dated October 21, 2025, between the Company and the investor party thereto and will mature on October 21, 2028. The Series 2028 Term Preferred Shares may be redeemed in whole or in part at the Company’s option at any time or from time to time at $1,000 per share, subject to payment of a make-whole premium, and bear interest at a rate of 5.106% per year, payable semi-annually on April 21st and October 21st of each year, commencing on April 21, 2026.

The Series 2030 Term Preferred Shares were sold in accordance with the terms of a Subscription Agreement, dated October 21, 2025, among the Company and each of the investors party thereto and will mature on October 21, 2030. The Series 2030 Term Preferred Shares may be redeemed in whole or in part at the Company’s option at any time or from time to time at $1,000 per share, subject to payment of a make-whole premium, and bear interest at a rate of 5.481% per year, payable semi-annually on April 21st and October 21st of each year, commencing on April 21, 2026.

The terms of the Term Preferred Shares are memorialized in the Articles Supplementary to the Articles of Incorporation of the Company for the Series 2028 Term Preferred Shares and the Articles Supplementary to the Articles of Incorporation of the Company for the Series 2030 Term Preferred Shares, respectively, each dated October 20, 2025.

In addition to the issuance of the Term Preferred Shares, on November 3, 2025, the Company will redeem (x) 50,000 shares of the Term Preferred Shares, Series 2025 (the “Series 2025 Term Preferred Shares”) (constituting 100% of the issued and outstanding Series 2025 Term Preferred Shares), (y) 50,000 shares of the Term Preferred Shares, Series 2025-2 (the “Series 2025-2 Term Preferred Shares”) (constituting 100% of the issued and outstanding Series 2025-2 Term Preferred Shares) and (z) 100,000 shares of the Term Preferred Shares, Series 2026 (the “Series 2026 Term Preferred Shares”) (constituting 100% of the issued and outstanding Series 2026 Term Preferred Shares), each with a liquidation preference of $1,000 per share.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

EXHIBIT NUMBER	DESCRIPTION

99.1	Articles Supplementary to the Articles of Incorporation of the Registrant establishing and fixing the rights and preferences of the Series 2028 Term Preferred Shares.

99.2	Articles Supplementary to the Articles of Incorporation of the Registrant establishing and fixing the rights and preferences of the Series 2030 Term Preferred Shares.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FS Credit Opportunities Corp.

Date: October 21, 2025	By:	/s/ Stephen Sypherd
Stephen Sypherd
Secretary, Treasurer and Vice President